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                                                                   EXHIBIT 10.18



                                LEASE AGREEMENT

         This agreement of lease, made and entered into on the date of the last of the parties hereto to execute this agreement, by and between the City of Amarillo, a municipal corporation situated in Potter and Randall Counties, Texas, hereinafter called "LESSOR," and Hastings Books, Music & Video, Inc., a Texas corporation, hereinafter called "LESSEE";

                              W I T N E S S E T H

         That the LESSOR does by these presents lease, let and demise unto the LESSEE under the terms, conditions and considerations herein set forth, the land and premises described herein, situated in Potter County, Texas. The area of the leased premises is depicted as Areas A, B, C and D on the drawing attached to this agreement as Exhibit A. The total lease area consists of 36,000 square feet of useable space, more or less.

         1. Term. The term of this lease shall commence on February 1, 1993, and shall be for a primary term of two years. The LESSEE shall have three consecutive options to renew this lease, each for one-year terms.

         2. Rental. The LESSEE agrees to pay to the LESSOR. at its offices at 509 E. 7th Avenue, Amarillo, Texas, a rental in the sure, of Thirty-Six Thousand and No/100 Dollars ($36,000.00) per year payable in twelve equal monthly installments of Three Thousand and 00/100 Dollars ($3,000.00) on the first day of each month in advance. In the event that LESSEE shall default in the prompt payment of said rental for any month, the LESSOR, at the LESSOR's option, may declare the entire rentals for the remainder of the
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term, whether primary or optional, due and payable without further notice, without prejudice to any other right or remedy that tire LESSOR may have under this lease or provided by law. LESSEE agrees to pay twelve percent (12%) per annum interest on all rental payments past due more than ten days. Posting of a check for payment five (5) days prior to the first day of a month shall not be considered default if it is not timely received by the LESSOR.

         3. Use of Premises. LESSEE covenants to not use the premises in any manner that is inconsistent with the zoning or other ordinances of the City of Amarillo or inconsistent with law in any manner. The LESSEE agrees that the LESSEE will keep the premises, inside and outside, in a clean and sanitary condition, eliminating trash, wastepaper, rubbish or any scrap materials that may result from LESSEE's operations.

         4. Maintenance, Repairs and Restoration. The LESSOR shall maintain and keep in a good state of repair the exterior wails, foundation, roof and main structural parts of the building, but shall not be responsible for any repairs necessitated by any act or omission or commission of the LESSEE, the LESSEE's employees, agents, patrons, visitors or guests.

         The LESSEE shall take good care of the premises and shall be responsible for the upkeep and maintenance of the premises, including all of the fixtures, and shall suffer no waste, shall keep the plumbing closets, pipes and fixtures free and clear of obstacles and shall be fully responsible for the maintenance of plumbing, light fixtures, air conditioning and heating equipment, except as provided above. LESSEE shall promptly restore to its



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condition before damage any damages to LESSOR's property, whether leased or not, caused by act, omission or commission of the LESSEE the LESSEE's employee, agents, patrons, visitors or guests. If the LESSEE desires to redecorate the premises, the LESSEE shall have the right to do so at LESSEE's own expense, provided the LESSEE first notifies the LESSOR and outlines briefly the plan for redecoration.

         5. LESSEE's Payment obligations. The LESSEE shall pay all utility bills, including lights, water, electricity, gas, sewer, trash disposal and telephone, prior to delinquency, and shall furnish all tubing, globes or any additional lighting fixtures that the LESSEE may desire. LESSEE shall pay all business personal property taxes when due and shall allow no liens to attach to LESSEE's property on the premises.

         6. Alterations. The LESSEE shall not make any alterations to the demised premises in excess of One Thousand Dollars ($1,000.00) in any single year except upon the written consent from the LESSOR. All alterations, additions and improvements, including partitions, fixtures, floor coverings and lighting installed by the LESSEE with the consent of the LESSOR at LESSEE's expense shall remain the property of the LESSEE and may be removed by the LESSEE at the expiration of this lease, provided the premises are restored by the LESSEE at the LESSEE's sole cost and expense to their former condition.
The LESSEE shall not attach any signs on or about the premises except as where first approved by the LESSOR, which approval shall not be unreasonably withheld. The LESSOR shall have





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the right to remove any sign or signs in order to maintain or repair the outside of the building without expense to the LESSOR.

         7. Assignment. The LESSEE shall not assign this lease or sublet the premises or any part thereof without the written consent of the LESSOR.

         8. Damage or Destruction of the Premises. In the event that the premises or any part thereof shall, during any time this lease is in effect, be damaged by fire, explosion, windstorm, or any other accident or calamity, the LESSEE shall give immediate notice to the LESSOR; and if the premises are so damaged as to be rendered unfit for occupancy, then in such case should the LESSOR elect not to rebuild or repair said damages within thirty (30) days from the date of notice by LESSEE, this lease shall terminate and be at an end, and the rental shall be paid to the date of the damages. However, in tire event the premises are only destroyed or damaged in part so the same shall be in part suitable for occupancy and in part not suitable for occupancy, then the LESSOR may cause the premises to be restored and repaired at LESSOR's costs, and during the period of repair or reconstruction, the rent shall abate proportionately in the proportion that the damaged or unsuitable portion bears to the whole of the leased premises; and when the same shall have been so repaired and reconstructed so the entire premises shall be fit for occupancy, then the full rental payments as provided in this lease shall resumed. By this lease, the LESSOR assumes no obligation to insure or be otherwise financially responsible for any damages or harm, to LESSEE's property contained on the promises.





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         9.      Remedy for Breach. In case of default in any of covenants
herein, LESSOR may enforce the performance of this lease in any mode provided by law, and this lease may be terminated at the LESSOR's discretion if such default continues for a period of (30) days after LESSOR notifies LESSEE of such default and of LESSOR's intention to declare the lease terminated. If such default or failure shall be not corrected before the expiration of thirty
(30) days from the date of such notification, then this lease cease and come to an end, except that such termination shall not relieve LESSEE of LESSEE's obligations to pay the rental for the full term. Thereafter, the LESSOR shall have the right, without further notice or demand, to peaceably reenter and remove all persons and LESSEE's property therefrom without being deemed guilty in any manner of trespass and without prejudice to any remedies for arrears of rent or breach of covenant; or LESSOR may resume possession of the premises, and relet the same for the remainder of the term at the best rent obtainable for account of the LESSEE, who shall make good any deficiency.

         10. Liability. The LESSOR shall not be liable to the LESSEE or to LESSEE's employees, patrons or visitors for any damage of any kind whatsoever because of the condition of the leased premises or any adjoining premises. The LESSEE expressly waives any defects in the premises and agrees to indemnify and hold the LESSOR harmless from any and all claims by any person whatsoever for any damage of any kind whatsoever arising out of or incidental to the occupancy or use of the demised premises except for structural or latent





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defects of the leased premises or by the negligence of Lessor's employees.

         11. Bankruptcy or Insolvency. Tn the event the LESSEE shall make any assignment for the benefit of creditors, or in the event any proceedings are instituted in any court for or involving the LESSEE's adjudication as a bankrupt or an insolvent, or in the event proceedings are instituted in court for the appointment of a receiving for any property of the LESSEE, it shall be conclusively deemed that the LESSEE has made default under the covenants of this lease, and the LESSOR shall have the right to terminate this lease in the event such default continues for a period of thirty (30) days after LESSOR notifies LESSEE of such default and of LESSOR's intention to declare this lease terminated. In no event shall this lease be deemed an asset of LESSEE after LESSEE's adjudication as a bankrupt or insolvent, or after the Appointment of any receiver of any of the property of LESSEE or after any proceedings are instituted in any court for the reorganization, liquidation or dissolution of the LESSEE.

         12.     Quiet Enjoyment.  LESSOR warrants that LESSOR has full
authority    to make this lease and is the owner of the premises leased hereunder, and binds and obligates the LESSOR to maintain the LESSEE in peaceable and quiet enjoyment of said premises during the existence of said lease so long as the LESSEE complies with all the covenants and conditions imposed upon the LESSEE under the terms of this lease.

         13. Ingress and Egress. The LESSOR reserves the right of ingress and egress at all reasonable hours for the purpose, of





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inspecting the premises to see that they are maintained and operated in accordance with and in compliance with the terms of this lease.

         14. Holding Over. In the event the LESSEE should hold over the leased premises after the expiration of this lease, said holding over shall operate and be construed as a tenancy from month to month at a rental one and one- half times the last monthly lease payment paid.

         15. Superseding Lease. This Lease Agreement supersedes that certain Lease Agreement between LESSOR and LESSEE dated September 15, 1988 and that certain Amendment dated March 31, 1989 to said Lease Agreement but any unfulfilled obligations of LESSEE under said Lease and Amendment shall not be cancelled but shall remain as obligations of LESSEE until fulfilled.

         16. Notice. Notice, provided under the terms of this lease or otherwise, shall be given to the LESSOR and to the LESSEE by mailing notice thereof to the LESSOR at P.O. Box 1971, Amarillo, Texas 79186, and to the LESSEE at P.O. Box 3220, Amarillo, Texas 79120.





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         WITNESS OUR HANDS as of the date of the last of the parties to sign which is the 28 day of MAY, 1998.



                                          LESSOR
                                          THE CITY OF AMARILLO





                                          By: /s/ JOHN Q. WARD
                                             ---------------------------------
ATTEST:                                      John Q. Ward, City Manager





 /s/ DONNA DERIGHT
-----------------------------------
Donna DeRight, City Secretary



                                             LESSEE
                                             HASTINGS BOOKS, MUSICVIDEO, INC.





                                             By: /s/ WALTER MCNEEN
                                                ------------------------------



                                             Office: Executive Vice President
                                                    --------------------------



ATTEST:





 /s/ GENE P. JONES
-----------------------------------
Corporate Secretary





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